UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2017 (December 18, 2017)
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AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 12th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Officer Appointments
On December 12, 2017, the Board of Directors (the "Board") of AGNC Investment Corp. (the “Company”) appointed Peter Federico as President and Chief Operating Officer and Bernice Bell as Senior Vice President and Chief Financial Officer of the Company effective March 31, 2018. Following the appointment of Mr. Federico as President, Gary Kain, who presently serves as Chief Executive Officer, President and Chief Investment Officer, will continue to serve as Chief Executive Officer and Chief Investment Officer of the Company.
Mr. Federico, 51, currently serves as Executive Vice President and Chief Financial Officer of the Company. Mr. Federico has served as Executive Vice President and Chief Financial Officer since July 2016, and from June 2011 until July 2016, he was the Company’s Senior Vice President and Chief Risk Officer. He also currently serves as Executive Vice President and Chief Financial Officer of MTGE Investment Corp. (Nasdaq: MTGE), a hybrid mortgage REIT managed by a subsidiary of the Company. Effective March 31, 2018, Mr. Federico will also become President and Chief Operating Officer of MTGE Investment Corp. The terms of Mr. Federico’s employment agreement with the Company dated November 1, 2016 are unchanged.
Ms. Bell, 46, has served as Senior Vice President and Chief Accounting Officer of the Company since January 2016, and effective March 31, 2018, she will become Senior Vice President and Chief Financial Officer of the Company. Ms. Bell previously served as Vice President of the Company from April 2011 until January 2016.
Employment Arrangements
Ms. Bell’s Offer Letter
The Board has approved amended compensation terms for Ms. Bell. She is party to an offer letter with AGNC Mortgage Management, LLC ("AMM"), a wholly owned subsidiary of the Company, dated December 1, 2015 and amended on July 1, 2016 and December 18, 2018. Effective January 1, 2018, the material terms of Ms. Bell’s offer letter, as amended, are as follows:
Title and Reporting: Ms. Bell is the Senior Vice President and Chief Accounting Officer of the Company, and on March 31, 2018, will be the Chief Financial Officer of the Company. Ms. Bell reports to Mr. Federico.
Term: There is no specified term.

Annual Base Salary: Ms. Bell is entitled to an annual base salary of $450,000.

Annual Cash Bonus: Ms. Bell will be eligible to receive an annual cash bonus, which has a target value equal to two-thirds of her annual base salary. Ms. Bell’s bonus is based on the level of overall performance of the Company and its affiliates and her individual performance on a variety of measures as determined by the Compensation and Corporate Governance Committee of the Board of Directors (the “Compensation Committee”), and the actual annual cash bonus awarded to Ms. Bell in respect of any year may be more or less than the target amount.

Annual Long-Term Incentive Awards: Ms. Bell is eligible to participate in the Company's long-term equity incentive plans. The target value of her annual long-term equity incentive awards on the date of grant will be equal to two-thirds of her annual base salary. Any awards, however, are subject to the discretion and approval of the Compensation Committee. It is anticipated that a portion of such awards may vest based upon the achievement of certain specified performance metrics (as determined by the Compensation Committee) measured over a three-year performance period (provided that if the performance-based metrics are exceeded, Ms. Bell may earn in excess of 100% of the target number of shares underlying the performance-based portion of the award), and the remaining portion of such award will vest over time. A portion of Ms. Bell’s awards that are not performance-based may be granted in MTGE common stock pursuant to long-term equity incentive plans maintained by the Company and AMM.

Termination/Severance: Pursuant to her offer letter, upon a termination by AMM without “cause” (as such term is defined in Ms. Bell’s offer letter), Ms. Bell will be eligible to receive a lump-sum severance payment in an amount equal to her annual base salary and annual target cash bonus.

Restrictive Covenants: Ms. Bell is subject to a 12-month post-employment non-solicit covenant. In addition to the compensation under her offer letter, on July 1, 2016, Ms. Bell received a retention bonus award pursuant to which a $159,375 payment will vest on March 1, 2018. If Ms. Bell’s employment is terminated by AMM without cause (as such term is defined in the retention bonus grant letter) prior to the vesting date, Ms. Bell would be entitled to receive the retention bonus payment.

Mr. Pollack’s Employment Agreement
On December 18, 2017, Kenneth L. Pollack, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company entered into an employment agreement with AMM, replacing the terms of the letter agreement dated February 23, 2017 between Mr. Pollack and AMM.
The material terms of Mr. Pollack’s employment agreement, effective January 1, 2018, are as follows:
Title and Reporting: Mr. Pollack is the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company. Mr. Pollack reports to Mr. Kain.

Term: Mr. Pollack's employment agreement extends on a day-to-day basis and has a term that expires two years after delivery of a notice from Mr. Pollack or the Board that he or it no longer wishes to extend the term.

Annual Base Salary: Mr. Pollack's annual base salary is $500,000.

Annual Cash Bonus: Mr. Pollack is eligible to earn an annual cash bonus with an annual target value of 100% of his annual base salary. The actual bonus will be based on the level of achievement of specified performance measures of the Company and his individual performance based on a variety of measures, as determined by the Compensation Committee. The actual annual cash bonus awarded to Mr. Pollack in respect of any year may be more or less than the target amount.

Annual Long-Term Equity Incentive Awards: Subject to approval by the Board, Mr. Pollack is eligible to receive annual long-term equity incentive awards with respect to shares of common stock of the Company, and beginning in calendar year 2019, such awards will have target fair value on the date of grant of 100% of his base salary. It is anticipated that a portion of such awards will vest based upon the achievement of certain specified performance metrics (as determined by the Compensation Committee) measured over a three-year performance period (provided that if the performance-based metrics are exceeded, Mr. Pollack may earn in excess of 100% of the target number of shares underlying the performance-based portion of the award), and the remaining portion of such award will vest over a period of time. A portion of Mr. Pollack’s awards that are not performance-based may be granted in MTGE common stock pursuant to long-term equity incentive plans maintained by the Company and AMM.

Termination/Severance: If Mr. Pollack's employment terminates by reason of a Termination Without Cause or Termination For Good Reason at any time other than during the 24-month period following a Change of Control (as defined in the Company’s 2016 Equity and Incentive Compensation Plan), he would be eligible to receive the following severance benefits: (a) a severance payment, payable in installments over 12 months following his termination, equal to the sum of (A) his annual base salary at the time of such termination, plus (B) the target value of his annual cash bonus for the year in which such termination occurs (unless an applicable severance policy of the Company or its affiliates would provide a greater amount, in which case such severance policy would apply) (the “Severance Amount”); plus (b) a pro rata portion of the annual cash bonus Mr. Pollack would have been eligible to receive if he had remained employed through December 31 of the year in which such termination occurs (as determined by the Compensation Committee but assuming that he achieved all qualitative and subjective performance metrics at their target level); plus (c) COBRA reimbursements (or substitute payments) for him and his eligible dependents for up to 12 months; and plus (d) acceleration of any then-outstanding and unvested equity awards.

If Mr. Pollack's employment terminates by reason of a Termination Without Cause or Termination For Good Reason, and such termination occurs during the 24-month period following a Change of Control, he would be eligible to receive the following severance benefits: (a) the Severance Amount (as defined above), payable in a lump sum; plus (b) a pro rata portion of the target value of his annual cash bonus for the year in which such termination occurs; (c) plus COBRA reimbursements (or substitute payments) for him and his eligible dependents for up to 12 months; and plus (d) acceleration of any then-outstanding and unvested equity awards.

Restrictive Covenants. Pursuant to his employment agreement, Mr. Pollack is subject to a 12-month post-employment non-compete and non-solicit covenants.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by, the full text of (i) Ms. Bell’s offer letter (including the amendments thereto) and retention bonus grant letter, copies of which are attached as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein and (ii) Mr. Pollack’s employment agreement attached hereto as Exhibit 10.3 and incorporated by reference herein.

A copy of the press release announcing the changes in the Company’s officers is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of December 1, 2015, as amended on July 1, 2016 and December 18, 2017, by and between AGNC Mortgage Management, LLC and Bernice E. Bell.
10.2	Retention Bonus Grant Letter, dates July 1, 2016, by and between AGNC Mortgage Management, LLC and Bernice E. Bell.
10.3	Employment Agreement, dated as of December 18, 2017, by and between AGNC Mortgage Management, LLC and Kenneth L. Pollack.
99.1	Press Release dated December 18, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: December 18, 2017	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack
Senior Vice President, Chief Compliance Officer, General Counsel and Secretary